Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 1996 appearing on page F-2 of Innovasive Devices, Inc.'s Prospectus constituting part of Registration Statement on Form S-1 (No. 333-3368).


PRICE WATERHOUSE LLP

Boston, Massachusetts
September 9, 1996